As filed with the Securities and Exchange Commission on August 8, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

Registration Statement Under

The Securities Act of 1933

VERB TECHNOLOGY COMPANY, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of incorporation or organization)	90-1118043 (I.R.S. Employee Identification No.)

3024 Sierra Juniper Court Las Vegas, Nevada 89138 (855) 250-2300 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Veronika Kapustina

c/o Verb Technology Company, Inc.

3024 Sierra Juniper Court

Las Vegas, Nevada 89138

(855) 250-2300

(Name, address, including zip code, and telephone number,

including area code, of agent of service)

Copies to:

J. Nicholas Hoover
Alex Parkhouse

Hogan Lovells US LLP

Harbor East

100 International Drive

Suite 2000

Baltimore, MD 21202

Telephone: (410) 659-2700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

If the only securities registered on this Form are to be offered pursuant to dividend or interest reinvestment plan, please check the following box: ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus which covers the offer and sale from time to time of shares of our common stock, shares of our preferred stock, debt securities, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering; and

●	an “at the market offering” prospectus covering the offering, issuance and sale by the registrant of up to $1,000,000,000 of the registrant’s common stock that may be issued and sold from time to time under the Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”), dated August 8, 2025, with Cantor Fitzgerald & Co. and Cohen & Company Capital Markets.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The at the market offering prospectus immediately follows the base prospectus. Upon termination of the Sales Agreement or suspension or termination of the at the market offering prospectus, any amounts included in that prospectus that remain unsold will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the Sales Agreement, the full $1,000,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

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PROSPECTUS

VERB TECHNOLOGY COMPANY, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Purchase Contracts

Units

We may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering.

Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities without a prospectus supplement.

These securities may be sold on a continuous or delayed basis directly to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See “About this Prospectus” beginning on page 1 of this prospectus and “Plan of Distribution” beginning on page 20 of this prospectus for more information.

Our common stock is traded on the Nasdaq Capital Market under the symbol “VERB.” If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

Investing in these securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 8, 2025.

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TABLE OF CONTENTS

Prospectus

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ABOUT THIS PROSPECTUS

To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on us and the business conducted by us.

This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering.

This prospectus provides you with a general description of the securities that we may offer. Each time securities are sold under this shelf registration statement, we will provide an accompanying prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement can be found on the SEC’s website at www.sec.gov.

You should rely only on the information provided in the registration statement, this prospectus, and any accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. The securities may be sold for U.S. dollars, foreign-denominated currency, currency units or composite currencies. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency, currency units or composite currencies as specified in the applicable prospectus supplement. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements. See “Plan of Distribution” beginning on page 20 of this prospectus.

This prospectus and the documents incorporated by reference herein contain estimates, projections, market research and other information concerning, among other things, our industry, our business, and the digital asset ecosystems in which we operate. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, digital asset and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. We believe this information is accurate in all material respects as of the date of this prospectus. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information.

The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.

Unless the context requires otherwise, in this prospectus, the terms “Verb,” “the Company,” “we,” “us” and “our” refer to Verb Technology Company, Inc. and its consolidated subsidiaries (except where it is clear from the context that the term means only the issuer, Verb Technology Company, Inc.). Unless otherwise stated or indicated by context, the phrase “this prospectus” refers to the prospectus and any applicable prospectus supplement. In this prospectus, we sometimes refer to the shares of common stock, shares of preferred stock, debt securities, warrants, rights, purchase contracts or units consisting of combinations of any of the foregoing collectively as the “securities.”

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WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act, we filed an automatic registration statement on Form S-3 relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov. Our filings, including the audited financial statements, and additional information that we have made public to investors, may also be found at the “Investors” section of our website at www.verb.tech, free of charge, as soon as reasonably practicable after such materials are filed with, or furnished to, the SEC. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available as indicated above.

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FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange, which statements are subject to considerable risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not statements of historical fact and can be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those expressions. Forward-looking statements also include the assumptions underlying or relating to such statements.

Our forward-looking statements are based on our management’s current beliefs, assumptions and expectations about future events and trends, which affect or may affect our business, strategy, operations, financial performance or liquidity. Although we believe these forward-looking statements are based upon reasonable assumptions, they are subject to numerous known and unknown risks and uncertainties and are made in light of information currently available to us. Some of the risks and uncertainties that may impact our forward-looking statements include, but are not limited to, the following factors:

●	our incursion of significant net losses and uncertainty whether we will achieve or maintain profitable operations;

●	our ability to grow and compete in the future, and to execute our business strategy;

●	our decision to implement a cryptocurrency treasury strategy, whereby we acquire Toncoin, the native cryptocurrency of The Open Network (“TON”) blockchain and our dependence on TON and Toncoin as a result of this strategy;

●	our ability to maintain and expand our customer base and to convince our customers to increase the use of our services and/or platform;

●	our financial results and the market price of our common stock may be affected by the price of Toncoin, and our Toncoin holdings will be less liquid than cash and cash equivalents;

●	changes in the broader digital asset regulatory landscape and as it relates to TON and Toncoin and our failure to comply with applicable regulatory requirements and risks related to any actions we may take to prevent or correct such failure;

●	the availability of opportunities to stake Toncoin;

●	the competitive market in which we operate;

●	our ability to increase the number of our strategic relationships or grow the revenues received from our current strategic relationships;

●	our ability to develop existing services or acceptable new services that keep pace with technological developments;

●	our ability to successfully launch new product platforms, including MARKET.live, the rate of adoption of these platforms and the revenue generated from these platforms;

●	our ability to deliver our services, as we depend on third party providers;

●	our ability to attract and retain qualified management personnel;

●	our susceptibility to cybersecurity incidents and other disruptions;

●	our ability to maintain compliance with the listing requirements of the Nasdaq Capital Market; and

●	the impact of, and our ability to operate our business and effectively manage our growth under evolving and uncertain global economic, political, and social trends, including legislation banning or otherwise hampering our strategic relationships such as TikTok, inflation, rising interest rates, and recessionary concerns.

The foregoing list may not include all of the risk factors that impact the forward-looking statements made in this prospectus. Our actual financial condition and results could differ materially from those expressed or implied by our forward-looking statements as a result of various factors, including those discussed in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as well as in the other reports we file with the SEC. You should read this prospectus and the documents filed as exhibits to the registration statement, of which this prospectus is a part, with the understanding that our actual future results may be materially different from the results expressed or implied by our forward-looking statements.

We operate in an evolving environment. New risks and uncertainties emerge from time to time and it is not possible for our management to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual future results to be materially different from those expressed or implied by any forward-looking statements.

Forward-looking statements speak only as of the date they were made, and, except to the extent required by law or the rules of the Nasdaq Capital Market, we undertake no obligation to update or review any forward-looking statement because of new information, future events or other factors.

We qualify all of our forward-looking statements by these cautionary statements.

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SUMMARY

Company Overview

Our business is currently comprised of four distinct, yet complimentary business units. They are MARKET.live, a livestream shopping platform and digital media agency; LyveCom, an AI social commerce technology software provider; Go Fund Yourself, a social crowd-funding platform and interactive reality TV show for Regulation CF and Regulation A issuers; and a telehealth business unit that is comprised of two wellness-focused ecommerce sites, VanityPrescribed and GoodGirlRX.

On August 3, 2025, we entered into a subscription agreement for the sale of shares of our common stock, $0.0001 par value per share, at a purchase price of $9.51 per share, or pre-funded warrants to purchase shares of our common stock in lieu thereof at a purchase price per warrant of $9.5099, to certain institutional investors in a private investment in public equity transaction (the “PIPE”). The gross proceeds were approximately $558 million before deducting placement agent fees and other offering expenses. The net proceeds from the PIPE are intended to be used to acquire Toncoin, which will position us to implement a TON treasury strategy (the “TON Treasury Strategy”), and for working capital and general corporate purposes. The closing of the PIPE occurred on August 7, 2025.

Toncoin will serve as our primary treasury reserve asset. The implementation of the TON Treasury Strategy is expected to result in the Company being one of the largest holders of Toncoin globally and enable us to generate sustainable staking rewards, which is discussed in greater detail below. In connection with implementation of the TON Treasury Strategy, we also expect to rebrand as TON Strategy Co. Our existing business operations will continue and are expected to continue to expand.

In implementing the TON Treasury Strategy, we expect to use a majority of our cash and cash flows to effect on-TON blockchain purchases in order to build and maintain a position in Toncoin. On July 31, 2025, our wholly owned subsidiary Verb Subsidiary 3, Corp. entered into a purchase agreement to purchase Toncoin in the aggregate amount of approximately $272.7 million at a purchase price of $1.83 per Toncoin. We expect the discount will lead to a greater yield relative to other blockchain platforms.

For a description of our business, financial condition, results of operations and other important information regarding the Company and its digital assets, we refer you to our filings with the SEC incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information” beginning on page 2 of this prospectus. More information about us is also available through our website at www.verb.tech. The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement (except for SEC reports that are expressly incorporated by reference herein).

Corporate Information

Our principal executive offices are located at 3024 Sierra Juniper Court, Las Vegas, Nevada 89138, and our telephone number is (855) 250-2300. Our corporate website address is www.verb.tech. The information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before you decide whether to purchase any of our securities, you should carefully consider the specific risks discussed in, or incorporated by reference into, the applicable prospectus supplement, together with all other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider carefully the risks, uncertainties and assumptions discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as well as those that may be disclosed in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the other filings we make with the SEC, which are incorporated by reference into this prospectus and which may be amended, supplemented, or superseded from time to time by other reports that we file with the SEC in the future. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” beginning on page 2 of this prospectus and “Incorporated by Reference” beginning on page 23 of this prospectus.

The risks and uncertainties disclosed in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect us. If any of these risks and uncertainties are realized, our business, prospects, financial condition and results of operations may be materially and adversely affected, which could cause you to lose all or a part of your investment in our securities. Additional risks and uncertainties not presently known to us, or that we currently believe are immaterial, also may materially and adversely affect our business, prospects, financial condition and results of operations. Some statements in this prospectus constitute forward-looking statements. Please refer to the section entitled “Forward-Looking Statements.”

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USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include, among other things:

●	pursuit of the TON Treasury Strategy;

●	working capital;

●	repayment of debt obligations;

●	funding of acquisitions of additional assets, technologies or businesses;

●	capital expenditures;

●	investment in existing and future projects; and/or

●	repurchases and redemptions of our securities.

Our management team will retain broad discretion in the allocation of the net proceeds from the sale of our securities. Net proceeds may be temporarily invested prior to use. We may include a more detailed description of the use of proceeds of any specific offering of securities in the prospectus supplement related to the offering.

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DESCRIPTION OF CAPITAL STOCK

The following description is a summary of some of the terms of our capital stock, our articles of incorporation, as amended (our “articles of incorporation”), our amended and restated bylaws (our “bylaws”) and Nevada law. The descriptions in this prospectus of our capital stock and our organizational documents do not purport to be complete and are subject to, and qualified in their entirety by reference to, our organizational documents, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capital Stock

Our authorized capital stock consists of 400,000,000 shares of common stock, $0.0001 par value per share, and 15,000,000 shares of preferred stock, $0.0001 par value per share. As of August 7, 2025, we had 60,538,870 shares of common stock outstanding.

Common Stock

The following summarizes the rights of holders of our common stock:

●	a holder of common stock is entitled to one vote per share on all matters to be voted upon generally by the stockholders and are not entitled to cumulative voting for the election of directors;

●	subject to preferences that may apply to shares of preferred stock outstanding, the holders of common stock are entitled to receive lawful dividends as may be declared by our board of directors;

●	upon our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to receive a pro rata portion of all our assets remaining for distribution after satisfaction of all our liabilities and the payment of any liquidation preference in respect of any outstanding preferred stock;

●	there are no redemption or sinking fund provisions applicable to our common stock; and

●	there are no preemptive, subscription or conversion rights applicable to our common stock.

Preferred Stock

All of the preferred stock authorized in our articles of incorporation is undesignated. Our board of directors is authorized, without further approval from our stockholders, to create one or more series of preferred stock, and to designate the rights, privileges, preferences, restrictions, and limitations of any given series of preferred stock. Accordingly, our board of directors may, without stockholder approval, issue shares of preferred stock with dividend, redemption, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock could have the effect of restricting dividends or other distributions payable to holders of our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying or preventing a change in control of us, all without further action by our stockholders.

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

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Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

Some provisions of Nevada law, our articles of incorporation, and our bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interests or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock. The ability of our board of directors, without action by the stockholders, to issue up to 15,000,000 shares of preferred stock, which was previously authorized but is currently undesignated, with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Stockholder Meetings. Our bylaws provide that a special meeting of stockholders may be called only by our chairman, the chief executive officer, the president, or a majority of the directors and may not be called by any other person or persons.

Stockholder Action by Written Consent. Pursuant to the Nevada Revised Statutes (“NRS”), any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. Our bylaws allow for any action that may be taken at any meeting of the stockholders to be taken without a meeting as set forth in the NRS.

Stockholders Not Entitled to Cumulative Voting. Pursuant to the NRS, the articles of incorporation of any corporation may provide for cumulative voting in the election of directors. Our articles of incorporation do not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock (if any) may be entitled to elect.

Nevada Business Combination Statutes. Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves, in advance, either the combination or the transaction by which such person becomes an “interested stockholder,” or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two-year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation or in an amendment effective prior to the company having 200 or more stockholders of record, then the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment.

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If these statutes were to apply to us, they could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, could discourage attempts to acquire us even though such a transaction may be advantageous to the corporation and its stockholders. We have elected to opt out of these statutes in our articles of incorporation.

Nevada Control Share Acquisition Statutes. Nevada’s “control share” statutes (NRS 78.378 to 78.3793, inclusive) apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders of record, including at least 100 stockholders of record who have Nevada addresses appearing on the stock ledger of the corporation at all times during the immediately preceding 90 days, and that conduct business directly or indirectly through an affiliated corporation in Nevada, unless the articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. The control share statutes prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders to restore those voting rights. The statutes specify three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares acquired in an acquisition or offer to acquire in an acquisition and acquired within 90 days immediately preceding the date the acquirer becomes an acquiring person become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These statutes also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenter’s rights. If applicable, the effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting, and this could have the effect of discouraging certain transactions.

A corporation may elect to not be governed by, or “opt out” of, the control share statutes by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have opted out of the control share statutes in both our articles of incorporation and our bylaws.

Amendment of Charter and Bylaw Provisions. The amendment of certain of the above provisions in our articles of incorporation would require approval of our board of directors and stockholders holding shares in the corporation representing at least a majority of the voting power (or such greater proportion of the voting power as may be required in the case of a vote by classes or series) of our outstanding voting stock. Our bylaws may be amended by a majority of the board of directors or by the vote of a majority of the voting power of the shares of the then-outstanding voting stock of the corporation, voting together as a single class.

The provisions of Nevada law, our articles of incorporation, and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board of directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Outstanding Warrants

As of August 1, 2025, we had 3,396 outstanding warrants to purchase shares of our common stock, with a weighted average exercise price of $1,600.00 and a 2.55-year exercise term.

In connection with the PIPE described above, on August 7, 2025, we issued 1,276,863 pre-funded warrants to purchase shares of our common stock. Such warrants have a per-share exercise price of $0.0001 per share.

Choice of Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the courts in the State of Nevada shall be the exclusive forum for any litigation relating to our internal affairs, including, without limitation: (a) any derivative action brought on behalf of us, (b) any action asserting a claim for breach of fiduciary duty to us or our stockholders by any current or former officer, director, employee, or agent of us, or (c) any action against us or any current or former officer, director, employee, or agent of us arising pursuant to any provision of the NRS, the articles of incorporation, or the bylaws.

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598. Its telephone number is 855-9VSTOCK.

Listing

Shares of our common stock are being traded on The Nasdaq Capital Market under the symbol “VERB.”

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DESCRIPTION OF THE DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in an applicable prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the applicable prospectus supplement regarding any particular issuance of debt securities.

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed or will file a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of our company and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with an applicable prospectus supplement.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The applicable prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which such prospectus supplement is delivered:

●	the title of the series;

●	the aggregate principal amount;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

●	any limit on the aggregate principal amount;

●	the date or dates on which the debt securities will be issued and on which principal of, and premium, if any, is payable;

●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

●	the date or dates from which interest will accrue, the interest payment date or dates on which interest will be payable and any regular record date for the interest payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

●	the place or places where principal and, if applicable, premium and interest, is payable;

●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

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●	the denominations in which such debt securities may be issuable, if other than a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof;

●	whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

●	the currency of denomination;

●	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

●	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

●	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index, including an index based on a currency or currencies other than in which the debt securities are payable, then the manner in which such amounts will be determined;

●	the provisions, if any, relating to any collateral provided for such debt securities;

●	whether the debt securities will be guaranteed by any person or persons and, if so, the identity of such person or persons, the terms and conditions upon which such debt securities shall be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

●	any addition to or change in the covenants described in this prospectus or in the indenture;

●	any events of default, if not otherwise described below under “Defaults and Notice”;

●	the terms and conditions, if any, for conversion into or exchange for our common shares or preferred shares;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

●	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company; and

●	any other terms of the debt securities of such series.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

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Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into our common shares or preferred shares. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to such debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

●	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

●	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Global Securities

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.

Certificated Debt Securities

If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Protection in the Event of Change of Control

Any provision in an indenture that governs the debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or otherwise that would afford holders of the debt securities additional protection in the event of a recapitalization transaction, a change of control of our company, or a highly leveraged transaction will be described in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, the debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

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Consolidation, Merger, Conveyance, Transfer or Lease

We may agree in any indenture that governs the debt securities of any series covered by this prospectus that we will not consolidate with or merge into any other person or convey, transfer or lease (as lessor) our properties and assets as, or substantially as, an entirety to any person, unless such person and such proposed transaction meets various criteria, which we will describe in detail in the applicable prospectus supplement.

Defaults and Notice

The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:

●	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

●	default in the payment of the principal of or any premium on any debt security of that series at its maturity;

●	default in the deposit of any sinking fund payment, when and as due by the terms of a debt security of that series;

●	default in the performance or breach of any other covenants or agreements in the indenture with respect to the debt securities of such series; and

●	certain events relating to our bankruptcy, insolvency or reorganization.

If an event of default with respect to debt securities of any series covered by this prospectus shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.

Any indenture that governs the debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured and unwaived defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium, if any, or interest on the debt securities of any series, or in the payment of any sinking or purchase fund installment with respect to debt securities of such series, if any, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Any indenture that governs the debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

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Any indenture that governs the debt securities covered by this prospectus may endow the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include, that the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, such holders may have an absolute right to receipt of the principal of or premium, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Modification of the Indenture

We and the trustee may modify any indenture that governs the debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in a prospectus supplement.

Defeasance; Satisfaction and Discharge

The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

Regarding the Trustee

We will identify the trustee and any relationship that we may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of us, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

Governing Law

The law governing the indenture and the debt securities will be identified in the prospectus supplement relating to the applicable indenture and debt securities.

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DESCRIPTION OF THE WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of common stock, preferred stock or debt securities. Warrants may be issued independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

●	the title of such debt warrants;

●	the offering price for such debt warrants, if any;

●	the aggregate number of such debt warrants;

●	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

●	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

●	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

●	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

●	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

●	information with respect to book-entry procedures, if any;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material United States federal income tax considerations;

●	the antidilution or adjustment provisions of such debt warrants, if any;

●	the redemption or call provisions, if any, applicable to such debt warrants; and

●	any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

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Stock Warrants

The prospectus supplement relating to any particular issue of common stock warrants or preferred stock warrants will describe the terms of such warrants, including the following:

●	the title of such warrants;

●	the offering price for such warrants, if any;

●	the aggregate number of such warrants;

●	the designation and terms of the offered securities purchasable upon exercise of such warrants;

●	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

●	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

●	the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material United States federal income tax considerations;

●	the antidilution provisions of such warrants, if any;

●	the redemption or call provisions, if any, applicable to such warrants; and

●	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

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DESCRIPTION OF THE RIGHTS

We may issue rights to purchase our debt securities, common stock, preferred stock or other securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of debt securities, shares of common stock or shares of preferred stock (as applicable) purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of debt securities, shares of common stock or shares of preferred stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

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DESCRIPTION OF THE PURCHASE CONTRACTS

We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities, shares of common stock or preferred stock, or other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or debt obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

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DESCRIPTION OF THE UNITS

We may, from time to time, issue units comprised of one or more of certain other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any prospectus supplement related to any particular units will describe, among other things:

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	if appropriate, any special United States federal income tax considerations applicable to the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

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PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

●	to or through underwriters, brokers or dealers;

●	directly to one or more other purchasers;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents on a best-efforts basis; or

●	otherwise through a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

●	sell shares of common stock short and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

●	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post- effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

●	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

●	any commissions allowed or paid to agents;

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●	any other offering expenses;

●	any securities exchanges on which the securities may be listed;

●	the method of distribution of the securities;

●	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

●	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

●	at a fixed price or prices that may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Such sales may be effected:

●	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in transactions in the over-the-counter market;

●	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	through the writing of options; or

●	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. Any shares of common stock offered under this prospectus will be listed on the Nasdaq Capital Market (or other such exchange or automated quotation system on which the common stock is listed), subject to official notice of issuance.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

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Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

●	commercial and savings banks;

●	insurance companies;

●	pension funds;

●	investment companies; and

●	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

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INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed with the SEC on March 25, 2025);

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 (filed with the SEC on May 13, 2025) and June 30, 2025 (filed with the SEC on August 6, 2025);

●	our Current Reports on Form 8-K filed with the SEC on March 4, 2025, April 17, 2025, April 25, 2025, June 25, 2025, August 4, 2025 and August 8, 2025 (in each case, other than information furnished rather than filed pursuant to Item 2.02 or 7.01 of any such Current Report on Form 8-K and any corresponding information furnished under Item 9.01 as an exhibit thereto); and

●	the description of our common stock contained in our registration statement on Form 8-A (File No. 001-38834) filed with the SEC on March 13, 2019, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.17 of our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019 filed with the SEC on June 4, 2020.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offering of the securities described herein is terminated will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents. The information contained on our website (www.verb.tech) is not incorporated into this prospectus.

You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

VERB TECHNOLOGY COMPANY, INC.

Attn: Corporate Secretary

3024 Sierra Juniper Court

Las Vegas, Nevada 89138

(855) 250-2300

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Hogan Lovells LLP and certain Nevada law matters will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers, or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The financial statements for the fiscal years ended December 31, 2024 and 2023 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of Grassi & Co., CPAs P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Grassi & Co., CPAs P.C. is located at 50 Jericho Quadrangle, Jericho, NY 11753.

23

PROSPECTUS

VERB TECHNOLOGY COMPANY, INC.

$1,000,000,000
Common Stock

We have entered into a Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co. (“Cantor”) and Cohen & Company Capital Markets (each, an “Agent”, and together, the “Agents”) dated August 8, 2025 (the “Sales Agreement”) relating to shares of our common stock, $0.0001 par value per share (“Common Stock”), offered by this prospectus. In accordance with the terms of the Sales Agreement, from time to time we may offer and sell shares of our Common Stock having an aggregate gross sales price of up to $1,000,000,000 to or through Cantor, acting as principal and/or the sole designated sales agent, pursuant to this prospectus.

Sales of our Common Stock, if any, under this prospectus may be made in negotiated transactions, including transactions that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Subject to the terms of the Sales Agreement, Cantor is not required to sell any specific number or dollar amounts of our Common Stock but will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell all of the Common Stock so designated by us (if acting as our sales agent) on the terms and subject to the conditions of the Sales Agreement. There is no current arrangement for funds to be received in any escrow, trust or similar arrangement.

The Agents will be entitled to compensation under the terms of the Sales Agreement at a commission rate of up to 3.0% of the gross proceeds from each sale of our Common Stock. In connection with the sales of our Common Stock on our behalf, each of the Agents will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to the Agents against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “VERB.”

On August 7, 2025, the last reported sale price of our Common Stock on the Nasdaq Capital Market was $19.76 per share.

Investing in our Common Stock involves significant risks. See “Risk Factors” beginning on page S-7 of this prospectus and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act for a discussion of the factors you should carefully consider before deciding to invest in our Common Stock.

Neither the SEC nor any state securities commission has approved or disapproved of our Common Stock or determined if this prospectus is accurate, truthful or complete. Any representation to the contrary is a criminal offense.

Cantor

Cohen & Company Capital Markets

The date of this prospectus is August 8, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we have filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. Under this prospectus, we may from time to time sell shares of our Common Stock having an aggregate offering price of up to $1,000,000,000 at prices and on terms to be determined by market conditions at the time of the offering. Before investing in our Common Stock offered by this prospectus, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.

To the extent the information contained in this prospectus differs from or conflicts with the information contained in any document incorporated by reference, the information in this prospectus will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

In deciding whether to invest in our Common Stock, you should rely only on the information contained in, or incorporated by reference into, this prospectus and any related free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the Agents have authorized anyone to provide you with different information or to make any representation other than those contained in, or incorporated by reference into, this prospectus and any related free writing prospectus. If anyone provides you with different or inconsistent information or representation, you should not rely on them.

This prospectus, and any accompanying supplement to this prospectus, does not constitute an offer to sell or the solicitation of an offer to buy our Common Stock in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus and any related free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any related free writing prospectus or any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus was made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our business, financial condition, results of operations or prospects.

You should not consider any information in this prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of our Common Stock offered by this prospectus.

Unless the context requires otherwise, references in this prospectus to “Verb,” the “Company,” the “Registrant,” “we,” “us” and “our” refer to Verb Technology Company, Inc., together with its consolidated subsidiaries.

S-1

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov. Our filings, including the audited financial statements, and additional information that we have made public to investors, may also be found at the “Investors” section of our website at www.verb.tech, free of charge, as soon as reasonably practicable after such materials are filed with, or furnished to, the SEC. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement or the exhibits and schedules thereto. You may refer to the registration statement, exhibits and schedules for more information about us and the Common Stock. The registration statement, exhibits and schedules are available as indicated above.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed with the SEC on March 25, 2025);

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 (filed with the SEC on May 13, 2025) and June 30, 2025 (filed with the SEC on August 6, 2025);

●	our Current Reports on Form 8-K filed with the SEC on March 4, 2025, April 17, 2025, April 25, 2025, June 25, 2025, August 4, 2025 and August 8, 2025 (in each case, other than information furnished rather than filed pursuant to Item 2.02 or 7.01 of any such Current Report on Form 8-K and any corresponding information furnished under Item 9.01 as an exhibit thereto); and

●	the description of our common stock contained in our registration statement on Form 8-A (File No. 001-38834) filed with the SEC on March 13, 2019, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.17 of our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019 filed with the SEC on June 4, 2020.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offering of the securities described herein is terminated will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents. The information contained on our website (www.verb.tech) is not incorporated into this prospectus.

You should not assume that the information in this prospectus, any prospectus supplement, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

VERB TECHNOLOGY COMPANY, INC.
Attn: Corporate Secretary
3024 Sierra Juniper Court
Las Vegas, Nevada 89138
(855) 250-2300

S-2

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange, which statements are subject to considerable risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not statements of historical fact and can be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those expressions. Forward-looking statements also include the assumptions underlying or relating to such statements.

Our forward-looking statements are based on our management’s current beliefs, assumptions and expectations about future events and trends, which affect or may affect our business, strategy, operations, financial performance or liquidity. Although we believe these forward-looking statements are based upon reasonable assumptions, they are subject to numerous known and unknown risks and uncertainties and are made in light of information currently available to us. Some of the risks and uncertainties that may impact our forward-looking statements include, but are not limited to, the following factors:

●	our incursion of significant net losses and uncertainty whether we will achieve or maintain profitable operations;

●	our ability to grow and compete in the future, and to execute our business strategy;

●	our decision to implement a cryptocurrency treasury strategy, whereby we acquire Toncoin, the native cryptocurrency of The Open Network (“TON”) blockchain and our dependence on TON and Toncoin as a result of this strategy;

●	our ability to maintain and expand our customer base and to convince our customers to increase the use of our services and/or platform;

●	our financial results and the market price of our Common Stock may be affected by the price of Toncoin, and our Toncoin holdings will be less liquid than cash and cash equivalents;

●	changes in the broader digital asset regulatory landscape and as it relates to TON and Toncoin and our failure to comply with applicable regulatory requirements and risks related to any actions we may take to prevent or correct such failure;

●	the availability of opportunities to stake Toncoin;

●	the competitive market in which we operate;

●	our ability to increase the number of our strategic relationships or grow the revenues received from our current strategic relationships;

●	our ability to develop existing services or acceptable new services that keep pace with technological developments;

●	our ability to successfully launch new product platforms, including MARKET.live, the rate of adoption of these platforms and the revenue generated from these platforms;

●	our ability to deliver our services, as we depend on third party providers;

●	our ability to attract and retain qualified management personnel;

●	our susceptibility to cybersecurity incidents and other disruptions;

●	our ability to maintain compliance with the listing requirements of the Nasdaq Capital Market; and

●	the impact of, and our ability to operate our business and effectively manage our growth under evolving and uncertain global economic, political, and social trends, including legislation banning or otherwise hampering our strategic relationships such as TikTok, inflation, rising interest rates, and recessionary concerns.

The foregoing list may not include all of the risk factors that impact the forward-looking statements made in this prospectus. Our actual financial condition and results could differ materially from those expressed or implied by our forward-looking statements as a result of various additional factors, including those discussed in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as well as in the other reports we file with the SEC. You should read this prospectus and the documents filed as exhibits to the registration statement, of which this prospectus is a part, with the understanding that our actual future results may be materially different from the results expressed or implied by our forward-looking statements.

We operate in an evolving environment. New risks and uncertainties emerge from time to time and it is not possible for our management to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual future results to be materially different from those expressed or implied by any forward-looking statements.

Forward-looking statements speak only as of the date they were made, and, except to the extent required by law or the rules of the Nasdaq Capital Market, we undertake no obligation to update or review any forward-looking statement because of new information, future events or other factors.

We qualify all of our forward-looking statements by these cautionary statements.

S-3

PROSPECTUS SUMMARY

This summary does not contain all of the information that you should consider before investing in our Common Stock offered by this prospectus. Before making an investment decision, you should carefully read the entire prospectus, including the “Risk Factors” section beginning on page 7 of this prospectus and in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as well as in the other reports we file with the SEC, as well as our financial statements, including the accompanying notes, and the other information incorporated by reference herein and the information in any related free writing prospectus that we may authorize for use in connection with this offering of our Common Stock.

Company Overview

Our business is currently comprised of four distinct, yet complimentary business units. They are MARKET.live, a livestream shopping platform and digital media agency; LyveCom, an artificial intelligence (“AI”) social commerce technology software provider; Go Fund Yourself, a social crowd-funding platform and interactive reality TV show for Regulation CF and Regulation A issuers; and a telehealth business unit that is comprised of two wellness-focused ecommerce sites.

Focused on interactive video-based social commerce, our MARKET.live platform is a multi-vendor, livestream social shopping destination leveraging the convergence of ecommerce and entertainment. Brands, retailers and creators engage MARKET.live for the ability to broadcast livestream shopping events simultaneously on numerous social media channels.

On April 17, 2025, we announced the closing of the acquisition of LyveCom, an AI driven video commerce platform. The integration of LyveCom’s technology into our MARKET.live unit expands the platform’s multicast capabilities to allow brands and merchants to deliver a true omnichannel livestream shopping experience. Not only can they broadcast their livestream shopping events simultaneously across multiple social media channels, but they can now also do so across their own websites, apps, and social platforms while leveraging MARKET.live’s new AI-powered video content automation and personalized shopping experiences.

Go Fund Yourself is an interactive social crowd funding platform for public and private companies seeking broad-based exposure across numerous social media channels for their crowd-funded Regulation CF and Regulation A offerings. The platform combines an interactive reality TV show with MARKET.live’s back-end capabilities allowing viewers to tap or scan onscreen icons and QR codes to facilitate an investment, in near real time, as they watch companies presenting before the show’s panel of “Titans”.

VanityPrescribed and GoodGirlRX represent a new telehealth initiative. Both businesses leverage MARKET.live’s social commerce technology which the Company intends to employ to disrupt the traditional healthcare model by utilizing social commerce capabilities to provide tailored healthcare solutions.

TON Treasury Strategy

On August 3, 2025, we entered into a subscription agreement for the sale of shares of our Common Stock at a purchase price of $9.51 per share, or pre-funded warrants to purchase shares of our Common Stock in lieu thereof at a purchase price per warrant of $9.5099, to certain institutional investors in a private investment in public equity transaction (the “PIPE”). The gross proceeds were approximately $558 million before deducting placement agent fees and other offering expenses. The net proceeds from the PIPE are intended to be used to acquire Toncoin, which will position us to implement a TON treasury strategy (the “TON Treasury Strategy”), and for working capital and general corporate purposes. The closing of the PIPE occurred on August 7, 2025.

Toncoin will serve as our primary treasury reserve asset. The implementation of the TON Treasury Strategy is expected to result in the Company being one of the largest holders of Toncoin globally and enable us to generate sustainable staking rewards, which is discussed in greater detail below. In connection with implementation of the TON Treasury Strategy, we also expect to rebrand as TON Strategy Co. Our existing business operations will continue and are expected to continue to expand.

S-4

TON is a blockchain platform originally developed by the creators of Telegram, a cloud-based, cross-platform social media and instant messaging service with over one billion monthly active users. Initially named the Telegram Open Network, with its native token Grams, the project faced a U.S. regulatory challenge that resulted in Telegram ceasing its involvement in the Telegram Open Network blockchain. Grams were not fully developed, and the test version of the tokens was placed into smart contracts, which anyone could mine. A community of open-source developers continued development of the Telegram Open Network, using its codebase, architecture, and documentation, subsequently updating its testnet to mainnet and rebranding it as TON, and used the open-source code as the basis for Toncoin, which became TON’s native token. The TON Foundation, a non-profit organization and network of developers and many network contributors in the TON community, now supports, but does not control or govern, TON blockchain and TON ecosystem. See “Risk Factors” in this prospectus and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 for further information.

TON blockchain is a layer-1 blockchain designed to be a scalable, user-friendly platform that supports various decentralized applications. Operating on a Proof of Stake (“PoS”) consensus model, TON aims to enhance network scalability, security, and energy efficiency. Validators help secure, and run, TON, which is accomplished by staking Toncoin, earning rewards for their participation, and contributing to the network’s overall stability. Toncoin is also used for paying transaction and gas fees and participating in governance. The functionality of TON depends on the use of Toncoin to power transactions and smart contracts that are essential to the applications built on top of TON. Furthermore, the use of Toncoin by validators facilitates the security features on which TON relies.

Implementation of the TON Treasury Strategy is bolstered by an exclusive partnership between Telegram and the TON Foundation. From 2023 to 2024, Toncoin experienced significant growth in active addresses and wallets. Moreover, in 2024, TON blockchain was the fastest growing blockchain by transactions. In January 2025, Telegram and the TON Foundation announced that TON blockchain would become the exclusive blockchain infrastructure powering Telegram’s Mini App ecosystem, allowing Telegram users to use Toncoin within Telegram without leaving the interface. This enables TON to leverage Telegram’s fast-growing user population to scale distribution. In July 2025, TON Wallet, a self-custodial wallet built into Telegram’s interface, went live in the United States. Due to these relationships, particularly the relationship with Telegram, Toncoin holders can utilize Telegram’s built-in crypto tools and existing platform to access and use Toncoin and TON ecosystem to pay with Toncoin at approximately 100 million global retailers, including any point-of-sale device, even if the merchant doesn’t accept cryptocurrency, send and exchange crypto, including NFTs and digital gifts, complete payments or create invoices using QR codes, engage in cross-border stablecoin transactions, and generate income from Telegram-native apps and games built on Toncoin, among other things.

In implementing the TON Treasury Strategy, we expect to use a majority of our cash and cash flows to effect on-TON blockchain purchases in order to build and maintain a position in Toncoin. On July 31, 2025, our wholly owned subsidiary Verb Subsidiary 3, Corp. entered into a purchase agreement to purchase Toncoin in the aggregate amount of approximately $272.7 million at a purchase price of $1.83 per Toncoin. We expect the discount will lead to a greater yield relative to other blockchain platforms. Telegram will also waive transfer restrictions on locked-up Toncoin to support us in implementing our TON Treasury Strategy.

Corporate Information

Our principal executive offices are located at 3024 Sierra Juniper Court, Las Vegas, Nevada 89138, and our telephone number is (855) 250-2300. Our corporate website address is www.verb.tech. The information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

S-5

THE OFFERING

Issuer	Verb Technology Company, Inc., a Nevada corporation.

Common Stock offered by us	Shares of our Common Stock having an aggregate gross sales price of up to $1,000,000,000.

Common Stock to be outstanding following this Offering	Up to 111,146,158 shares of Common Stock in this offering assuming the sale of $1,000,000,000 shares of our Common Stock in this offering at an assumed offering price of $19.76 per share, which was the last reported sale price of our Common Stock on the Nasdaq Capital Market on August 7, 2025. The actual number of shares of our Common Stock issued will vary depending on how many shares of our Common Stock we choose to sell and the sale prices at which such sales occur.

Manner of Offering	Sales of our Common Stock, if any, will be made from time to time in sales deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act to or through Cantor, acting as the principal and/or the sole designated sales agent. Cantor will use commercially reasonable efforts to sell on our behalf all of the Common Stock requested to be sold by us, consistent with its normal trading and sales practices. See “Plan of Distribution” beginning on page S-24 of this prospectus.

Use of Proceeds	We may use the net proceeds from the sale of shares of our Common Stock, if any, for general corporate purposes, which include, among other things, pursuit of the TON Treasury Strategy, working capital, funding of acquisitions of businesses, assets or technologies, capital expenditures, investing in existing and future projects, and/or repurchases of Common Stock. Our management will retain broad discretion over the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this prospectus. See “Use of Proceeds” beginning on page S-22 of this prospectus.

Risk Factors	See “Risk Factors” beginning on page S-7 of this prospectus and in the documents incorporated herein by reference for a discussion of certain factors you should carefully consider before deciding to invest in shares of our Common Stock.

Nasdaq Symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “VERB”.

The number of shares of our Common Stock expected to be outstanding immediately after this offering is based on 60,538,870 shares of our Common Stock outstanding as of August 7, 2025, and excludes:

●	1,276,863 shares of our Common Stock underlying pre-funded warrants issuable in the PIPE;

●	365,661 shares of our Common Stock underlying restricted stock units outstanding as of June 30, 2025;

●	31,251 shares of our Common Stock issuable upon exercise of stock options outstanding as of June 30, 2025;

●	3,396 shares issuable upon exercise of outstanding warrants outstanding as of June 30, 2025; and

●	shares reserved for issuance under our 2019 Stock and Incentive Plan.

S-6

RISK FACTORS

Investing in our Common Stock involves risks. Before purchasing any shares of our Common Stock, you should carefully consider the risks described below and discussed under the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K, as well as those which may be disclosed in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the other filings we make with the SEC, which are incorporated by reference into this prospectus and which may be amended, supplemented, or superseded from time to time by other reports which we subsequently file with the SEC in the future, and all of the other information contained in this prospectus and incorporated by reference into this prospectus and in any related free writing prospectus that we have authorized for use in connection with this offering. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of such risks or the risks described below or in our SEC filings occur, our business, financial condition, results of operations or prospects could be materially and adversely affected. In that case, the trading price of our Common Stock could decline, and you may lose some or all of your investment.

Risks Related to this Offering and Our Common Stock

The price of our Common Stock has and may continue to fluctuate significantly, and this may make it difficult for you to resell shares of Common Stock owned by you at times or at prices you find attractive.

The trading price of our Common Stock has fluctuated widely and may continue to fluctuate widely as a result of a number of factors, many of which are outside our control. This volatility may affect the price at which you could sell the shares of our Common Stock, and the sale of substantial amounts of our Common Stock could adversely affect the price of our Common Stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors.

As a result, you may not be able to sell your shares of Common Stock at or above the price at which you purchase them. In addition, the stock market in general, and the Nasdaq Capital Market and the stock of digital asset and blockchain technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our Common Stock, regardless of our actual operating performance.

Management will have broad discretion as to the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this prospectus, and we may not use the net proceeds effectively.

Our management will have broad discretion in the use of the net proceeds we receive from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used in a manner you may deem appropriate. You must rely on the judgment of our management regarding the use of the net proceeds of this offering. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. In addition, our management could use the proceeds in ways that do not improve our business or results of operations or enhance the value of our Common Stock, which could have a material adverse effect on our business and cause the price of our Common Stock to decline. See “Use of Proceeds” beginning on page S-22 of this prospectus.

You may experience immediate and substantial dilution in the net tangible book value per share of our Common Stock you purchase.

The offering price per share of our Common Stock in this offering may exceed the net tangible book value per share of our Common Stock outstanding prior to this offering. Assuming that an aggregate of 50,607,288 shares of our Common Stock are sold pursuant to this prospectus at a price of $19.76 per share, which was the last reported sale price of our Common Stock on Nasdaq Capital Market on August 7, 2025, for aggregate gross proceeds of $1,000,000 before deducting estimated commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $6.15 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2025 after giving effect to this offering and the assumed offering price.

S-7

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share of our Common Stock in this offering. We may sell shares of our Common Stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares of our Common Stock or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible into or exchangeable for our Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

In addition, the sale of shares our Common Stock in this offering and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of our Common Stock, or the perception that those shares may be sold, will have on the market price of our Common Stock.

We plan to sell shares of our Common Stock in “at the market offerings,” and investors who purchase shares of our Common Stock at different times will likely pay different prices.

Investors who purchase shares of our Common Stock in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to the effect of market conditions, to vary the timing, prices and numbers of shares of our Common Stock sold in this offering. Investors may experience a decline in the value of their shares of our Common Stock. Many factors could have an impact on the market price of our Common Stock, including the factors described above and those disclosed under “Risk Factors” in our most recent Annual Report on Form 10-K, as well as those which may be disclosed in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the other filings we make with the SEC.

The sale or availability for sale of a substantial number of shares of our Common Stock could adversely affect the market price of such shares.

Sales of a substantial number of shares of our Common Stock in the public market, or the perception or indication that these sales could occur, could adversely affect the market price of such shares and could materially impair our ability to raise capital through equity offerings in the future or cause the trading price of our Common Stock to decline. We are unable to predict what effect, if any, sales of securities in this offering or by our significant stockholders, directors or officers will have on the market price of our Common Stock.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instructions to Cantor to sell shares of our Common Stock at any time throughout the term of the Sales Agreement. The number of shares that are sold to or through Cantor after our instruction will fluctuate based on a number of factors, including the market price of our Common Stock during the sales period, the limits we set with Cantor in any instruction to sell shares, and the demand for our Common Stock during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

We do not expect to pay dividends in the foreseeable future.

In the past, we have not paid dividends on our Common Stock. We do not currently intend to pay dividends on our Common Stock and we intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of future debt agreements may preclude us from paying dividends or other distributions. As a result, capital appreciation, if any, of our Common Stock may be your sole source of gain for the foreseeable future.

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Market price of our Common Stock may be volatile, which could subject us to securities class action litigation and result in substantial losses for our stockholders.

The market price of shares of our Common Stock could be subject to wide fluctuations in response to many risk factors listed in this section and the documents incorporated by reference in this prospectus as well as other factors others beyond our control. Furthermore, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations as well as general economic, political and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of shares of our Common Stock. In addition, such fluctuations could subject us to securities class action litigation, which could result in substantial costs and divert our management’s attention from other business concerns, which could potentially harm our business. As a result of this volatility, our stockholders may not be able to sell their shares of our Common Stock at or above the price at which they purchased their shares of our Common Stock.

If securities analysts do not publish research or reports about our business or if they publish negative, or inaccurate, evaluations of our Common Stock, the price of our stock and trading volume could decline.

The trading market for our Common Stock may be impacted, in part, by the research and reports that securities or industry analysts publish about us or our business. There can be no assurance that analysts will cover us, continue to cover us or provide favorable coverage. If one or more analysts downgrade our Common Stock or change their opinion of our Common Stock, our share price may decline. In addition, if one or more analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

Risks Related to Our TON Treasury Strategy and Toncoin Holdings

Our financial results and the market price of the Common Stock may be affected by the price of Toncoin.

Toncoin is a highly volatile asset, and fluctuations in the price of Toncoin, like fluctuations experienced in prior years, are likely to influence our financial results and the market price of our Common Stock. Our financial results and the market price of our Common Stock would be adversely affected, and our business and financial condition would be negatively impacted, if the price of Toncoin decreased substantially (as it has in the past) or entirely, including as a result of:

●	decreased user and investor confidence in Toncoin, including due to the various factors described herein;

●	investment and trading activities, or related effects, such as (i) trading activities of highly active retail and institutional users, speculators, investors, and others; (ii) actual or expected significant dispositions of Toncoin by large holders, including the expected liquidation of digital assets associated with entities that have filed for bankruptcy protection and the transfer and sale of Toncoin associated with significant hacks, seizures, or forfeitures; and (iii) actual or perceived manipulation of the spot or derivative markets for Toncoin or potential developments relating to spot exchange-traded products (“ETPs”); and (iv) auto-liquidations in derivatives markets;

●	negative publicity, media or social media coverage, or sentiment due to events in or relating to, or perception of, Toncoin, TON blockchain, TON, significant third parties using TON, such as Telegram or the broader digital assets industry, and the ongoing effects of such events or perceptions, for example, (i) public perception that Toncoin and other digital assets can be used as a vehicle to circumvent sanctions, to launder money, to commit or facilitate fraud, or to fund criminal or terrorist activities; (ii) expected or pending civil, criminal, regulatory enforcement or other high profile actions against major participants the TON ecosystem, Telegram and the in the digital assets industry, including, for example, Pavel Durov, the co-founder and CEO of Telegram, whose arrest in France in August 2024 resulted in a 20% decline in the price of Toncoin; (iii) additional filings for bankruptcy protection or bankruptcy proceedings of major digital asset industry participants, such as the bankruptcy proceeding of FTX Trading and its affiliates; and (iv) the actual or perceived environmental impact of Toncoin and related activities;

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●	changes in consumer preferences and the perceived value or prospects of Toncoin;

●	competition from other digital assets that exhibit better speed, security, utility, scalability, or energy efficiency, that feature other more favored characteristics, that are backed by governments, including the U.S. government, or reserves of fiat currencies, or that represent ownership or security interests in physical assets;

●	a decrease in the price of other digital assets, including stablecoins, “de-pegging” of a stablecoin with a significant deviation from the target value, or the crash, or unavailability of stablecoins that are used as a medium of exchange for Toncoin purchase and sale transactions, to the extent the decrease in the price of such other digital assets or the unavailability of such stablecoins may cause a decrease in the price of Toncoin or adversely affect investor confidence in digital assets generally;

●	developments relating to TON, including (i) changes to TON that impact its security, speed, utility, scalability, usability, or value, such as changes to the cryptographic security protocol underpinning TON blockchain, changes to the maximum number of Toncoin outstanding, changes to the mutability of trans-actions, changes relating to the size of blockchain blocks, and similar changes, (ii) failures to make up-grades to TON to adapt to security, technological, legal or other challenges, (iii) potential or actual risks from validators and nominators, whether acting individually or collectively; and (iv) changes to TON that introduce software bugs, security risks, exploitation risks, or other elements that adversely affect Toncoin;

●	developments relating to Toncoin’s use within Telegram, such as any failure, breach, loss of users, or other harm to Telegram or any of its senior leadership, including in light of Telegram’s exclusive use of TON blockchain;

●	disruptions, failures, unavailability, or interruptions in service of trading venues for Toncoin, similar to, for example, the announcement by the digital asset exchange FTX Trading that it would freeze withdrawals and transfers from its accounts and subsequent filing for bankruptcy protection and the SEC enforcement action brought against Binance Holdings Ltd., which initially sought to freeze all of its assets during the pendency of the enforcement action and resulted in Binance temporarily discontinuing all fiat deposits and withdrawals in the United States;

●	the filing for bankruptcy protection by, liquidation of, or market concerns about the financial viability of digital asset custodians, trading venues, lending platforms, investment funds, or other digital asset industry participants, such as the filing for bankruptcy protection by digital asset trading venues FTX Trading and BlockFi Lending LLC (“BlockFi”) and digital asset lending platforms Celsius Network and Voyager Digital Holdings in prior years, and the exit of Binance from the U.S. market as part of its settlement with the U.S. Department of Justice and other federal regulatory agencies;

●	regulatory, legislative, law enforcement, private litigation, and judicial actions and statements that adversely affect the price, ownership, transferability, trading volumes, legality or public perception of Toncoin, or that adversely affect the operations of or otherwise prevent digital asset custodians, trading venues, lending platforms or other digital assets industry participants from operating in a manner that al-lows them to continue to deliver services to the digital assets industry;

●	transaction congestion and fees associated with processing transactions on the Toncoin network;

●	macroeconomic changes, such as changes in the level of interest rates and inflation, fiscal and monetary policies of governments, trade restrictions, and fiat currency devaluations;

●	developments in mathematics or technology, including in digital computing, algebraic geometry and quantum computing, energy supply issues, or other issues that could result in the cryptography used by TON blockchain becoming insecure or ineffective; and

●	changes in national and international economic and political and geopolitical conditions.

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Our Toncoin holdings will be less liquid than existing cash and cash equivalents and may not be able to serve as a source of liquidity for it to the same extent as cash and cash equivalents.

The Toncoin market has been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets and certain other digital assets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability or due to contractual arrangements, we may not be able to sell our Toncoin at favorable prices, for a certain period of time, or at all. For example, one of our wholly owned subsidiaries entered into a purchase agreement on July 31, 2025, pursuant to which the purchased Toncoins are subject to a lock-up period. As a result, our Toncoin holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents. Furthermore, Toncoin we hold with our custodians and transact with our trade execution partners will not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered Toncoin or otherwise generate funds using our Toncoin holdings, including in particular during times of market instability or when the price of Toncoin may have experienced significant decline. If we are unable to sell our Toncoin, enter into additional capital raising transactions, including capital raising transactions using Toncoin as collateral, or otherwise generate funds using our Toncoin holdings, or if we are forced to sell our Toncoin at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

We have recently announced our new TON Treasury Strategy, and we may be unable to successfully implement it.

We have announced a significant change in strategy to our new TON Treasury Strategy. There is no assurance that we will be able to successfully implement this new strategy or operate Toncoin-related activities at the scale or profitability currently anticipated. TON operates with a PoS consensus mechanism. This strategic shift requires specialized employee skillsets and operational, technical and compliance infrastructure to support Toncoin and related staking activities. Our new strategy also requires that we implement different security protocols and treasury management practices. There is no assurance that we will be able to execute this strategy by building out the needed infrastructure within the timeframe that we currently anticipate. Errors in key management could result in significant loss of funds and reduced rewards. As a result, our shift to our TON Treasury Strategy could have a material adverse effect on our business and financial condition.

Our TON Treasury Strategy requires substantial changes in our day-to-day operations and exposes us to significant operational risks.

Our TON Treasury Strategy, including staking, restaking, liquid staking, and other decentralized finance activities, exposes us to significant operational risks. TON’s PoS consensus mechanism allows staking either through direct operation of the single nominator pool or participation in nominator pools. In operating a single nominator pool, we may employ secure key management and implement protection against slashing of staked funds. It also requires that we maintain constant up time to ensure that we are eligible for staking rewards and to avoid penalties. In addition, the TON ecosystem rapidly evolves, with frequent upgrades and protocol changes that may require significant adjustments to our operational setup. The upgrades and protocol changes may require that we incur unanticipated costs, and it could cause temporary service disruptions. We may also need to employ third-party service providers in our operations, which may introduce risks outside of our control, including a loss of service or Toncoin as a result of action or inaction of by such providers or significant cybersecurity risks. Any of these operational risks could materially and adversely affect our ability to execute our TON Treasury Strategy and may prevent us from realizing positive returns and could severely hurt our financial condition.

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In connection with our TON Treasury Strategy, we expect to interact with various smart contracts deployed on TON, which may expose us to risks and technical vulnerabilities.

In connection with our TON Treasury Strategy, including staking, restaking, liquid staking, and other decentralized finance activities, we expect to interact with various smart contracts deployed on TON in order to optimize our strategy. Smart contracts are self-executing code that operate without human intervention once deployed. Although smart contracts are integral to the functionality of staking deposit contracts, liquid staking protocols, restaking platforms, and decentralized finance applications, they are subject to many known risks such as technical vulnerabilities, coding errors, security flaws, and exploits. Any vulnerability in a smart contract we interact with could result in the loss or theft of Toncoin or other digital assets, which could have a materially adverse impact on our business. A vulnerability in a smart contract could create an unintended and unforeseeable consequence that has adverse financial consequences, such as the inability to access funds. There is no assurance that the smart contracts we integrate with or rely upon will function as intended or remain secure. Exploitation of such vulnerabilities could have a material adverse effect on our business and financial condition.

A significant decrease in the market value of our Toncoin holdings could adversely affect our ability to satisfy our financial obligations under any future debt financings.

Our ability to make scheduled payments on or to refinance any indebtedness and financial commitments we incur depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions including financial, business and other factors beyond our control. If the market value of Toncoin decreases significantly, we may be unable to generate sufficient cash flow to permit us to pay the principal, premium, if any, and interest on any indebtedness.

If our cash flows and capital resources are insufficient to fund debt and other obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure our indebtedness. Our ability to restructure or refinance indebtedness will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of indebtedness could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our operations. The terms of existing or future debt instruments may restrict us from adopting some of these alternatives. In addition, any failure to service our debt would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. If we face substantial liquidity problems, we might be required to sell assets to meet debt and other obligations. Future indebtedness may restrict our ability to dispose of assets and dictates our use of the proceeds from such disposition.

We may not be able to consummate dispositions, and the proceeds of any such disposition may be inadequate to meet obligations. We may be unable to access adequate funding as a result of a decrease in lender commitments due to an unwillingness or inability on the part of lending counterparties to meet their funding obligations and the inability of other lenders to provide additional funding to cover a defaulting lender’s portion. As a result, we may be unable to execute our plan of operations, make acquisitions or otherwise conduct operations, which would have a material adverse effect on our financial condition and results of operations.

Unrealized fair value gains on our Toncoin holdings could cause us to become subject to the corporate alternative minimum tax.

Unless an exemption applies, the Internal Revenue Code imposes a 15% corporate alternative minimum tax (“CAMT”) on certain corporations. In general, CAMT applies to corporations with respect to their initial tax year and subsequent tax years if the average annual adjusted financial statement income for any consecutive three-tax-year period preceding the initial tax year exceeds $1 billion. However, the determination of CAMT applicability is computationally and administratively complex and limited guidance has been provided by the Internal Revenue Service (the “IRS”). In June 2025, the Internal Revenue Service released a notice covering CAMT, which included an optional simplified method for determining CAMT applicability and announced its intention to revise regulations addressing CAMT that were proposed in September 2024.

We may be required to adopt ASU 2023-08, under which our Toncoin holdings must be measured at fair value in our statement of financial position, with gains and losses from changes in the fair value of Toncoin recognized in net income each reporting period. When determining whether we are subject to CAMT and when calculating any related tax liability for an applicable tax year, although the September 2024 proposed regulations provide that, among other adjustments, our adjusted financial statement income must include any unrealized gains or losses reported in the applicable tax year, the June 2025 notice indicated that the IRS intends to issue additional interim guidance addressing how unrealized gains and losses on certain investment assets, such as our Toncoin holdings, which are reported for financial statement purposes, are taken into account for purposes of determining the application of CAMT, and that the revised CAMT regulations will incorporate such interim guidance.

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Accordingly, although the exact approach that any guidance from the IRS or revised CAMT regulations would take is unclear, it is possible that if we adopted ASU 2023-08, we could become subject to CAMT. If we become subject to CAMT, it could result in a material tax obligation that we would need to satisfy in cash, which could materially affect our financial results, including our earnings and cash flow, and our financial condition.

Future developments regarding the treatment of crypto assets for U.S. and non-U.S. tax purposes could adversely impact our business and liquidity.

Due to the evolving nature of cryptocurrencies and the absence of comprehensive legal and tax guidance with respect to digital asset products and transactions, many significant aspects of the U.S. and non-U.S. tax treatment of transactions involving cryptocurrencies are uncertain, and it is unclear whether, when and what guidance may be issued in the future. In 2014, the IRS released Notice 2014-21, discussing certain aspects of “virtual currency” for U.S. federal income tax purposes and, in particular, stating that such virtual currency (i) is “property,” (ii) is not “currency” for purposes of the rules relating to foreign currency gain or loss, and (iii) may be held as a capital asset. In 2019, the IRS released Revenue Ruling 2019-24 and a set of “Frequently Asked Questions” (which have been periodically updated), that provide additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital currencies are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of virtual currency. However, this guidance does not address other significant aspects of the U.S. federal income tax treatment of cryptocurrencies and related transactions.

There continues to be uncertainty with respect to the timing, character and amount of income inclusions for various digital asset transactions. Although we believe our treatment of digital asset transactions for U.S. federal income tax purposes is consistent with existing guidance provided by the IRS and existing U.S. federal income tax principles, because of the rapidly evolving nature of digital asset innovations and the increasing variety and complexity of digital asset transactions and products, it is possible the IRS and various U.S. states may disagree with our treatment of certain digital asset transactions for U.S. tax purposes, which could adversely affect our business. There can be no assurance that the IRS, the U.S. state revenue agencies or other non-U.S. tax authorities, will not alter their respective positions with respect to cryptocurrencies in the future or that a court would uphold the treatment set forth in existing guidance. It also is unclear what additional guidance may be issued in the future on the treatment of existing digital asset transactions and future digital asset innovations for purposes of U.S. or non-U.S. tax regulations. Any such alteration of existing IRS, U.S. state and non-U.S. tax authority positions or additional guidance regarding digital asset products and transactions could result in adverse tax consequences for holders of cryptocurrencies and could have an adverse effect on the value of cryptocurrencies and the broader cryptocurrency markets. Future technological and operational developments that may arise with respect to cryptocurrencies may increase the uncertainty with respect to the treatment of cryptocurrency for U.S. and non-U.S. tax purposes. The uncertainty regarding tax treatment of digital asset transactions could adversely impact our business and our operations, including how we are taxed, if the volume of cryptocurrency transactions decreases due to an adverse tax effect.

Toncoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.

Toncoin and other digital assets are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of Toncoin or the ability of individuals or institutions such as us to own or transfer Toncoin.

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The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of Toncoin or the ability of individuals or institutions such as us to own or transfer Toncoin. For example, without limitation, within the past several years:

●	President Trump signed an executive order instructing a working group comprised of representatives from key federal agencies to evaluate measures that can be taken to provide regulatory clarity and certainty built on technology-neutral regulations for individuals and firms involved in digital assets, including through well-defined jurisdictional regulatory boundaries;

●	in July 2025, U.S. Congress passed the Guiding and Establishing National Innovation for U.S. Stablecoins Act, or GENIUS Act, which establishes a regulatory framework for the issuance of “payment stablecoins”, which are digital assets backed by low-risk reserves and designed to maintain a fixed value attached to a national currency, and the U.S. House of Representatives passed the Digital Asset Market Clarity Act of 2025, which, if it becomes law, would establish a comprehensive U.S. regulatory framework for digital assets that, among other things, delineates SEC and Commodity Futures Trading Commission (“CFTC”) oversight;

●	in May 2025, the UK Government published draft legislation expanding the financial services regime to cover new cryptoasset-related activities and the UK Financial Conduct Authority published a discussion paper regarding its proposed approach to regulating cryptoasset activities, including with regard to trading platforms, intermediaries, staking, lending, and borrowing and decentralized finance;

●	in January 2025, the SEC announced the formation of a “Crypto Task Force,” which was created to provide clarity on the application of the federal securities laws to the crypto asset market and to recommend policy measures with respect to digital asset security status, registration and listing of digital asset-based investment vehicles, and digital asset custody, lending and staking;

●	the European Union adopted Markets in Crypto Assets Regulation (“MiCA”), a comprehensive digital asset regulatory framework for the issuance and use of digital assets;

●	in November 2023, the SEC filed a complaint against Payward Inc. and Payward Ventures Inc., together known as Kraken, alleging, among other claims, that Kraken’s crypto trading platform was operating as an unregistered securities exchange, broker, dealer, and clearing agency;

●	in November 2023, Binance Holdings Ltd. and its then chief executive officer reached a settlement with the U.S. Department of Justice, CFTC, the U.S. Department of Treasury’s Office of Foreign Asset Control, and the Financial Crimes Enforcement Network to resolve a multi-year investigation by the agencies and a civil suit brought by the CFTC, pursuant to which Binance Holdings Ltd. agreed to, among other things, pay significant penalties across the four agencies and to discontinue its operations in the United States;

●	in June 2023, the SEC filed complaints against Binance Holdings Ltd. and Coinbase, Inc., and their respective affiliated entities, relating to, among other claims, that each party was operating as an unregistered securities exchange, broker, dealer, and clearing agency;

●	in June 2023, the United Kingdom adopted and implemented the Financial Services and Markets Act 2023 (“FSMA 2023”), which regulates market activities in “cryptoassets”; and

●	in China, the People’s Bank of China and the National Development and Reform Commission have outlawed cryptocurrency mining and declared all cryptocurrency transactions illegal within the country.

Furthermore, in 2019 the SEC filed a complaint against Telegram alleging that Telegram was conducting an unregistered offering of securities by selling interests (in the form of promissory notes) in unissued and incomplete “Grams”, which at the time was the proposed native token of the proposed Telegram Open Network blockchain. A district court enjoined Telegram’s distribution of Grams, ultimately resulting in Telegram returning more than $1.2 billion to investors and paying an $18.5 million civil penalty, on the basis that the SEC had shown a substantial likelihood of success in proving that Telegram’s plan to distribute Grams was an unregistered offering of securities to which no exemption applied. Following the injunction, Telegram ceased involvement with the Telegram Open Network blockchain. Grams were not fully developed, and the test version of the tokens was placed into smart contracts, which anyone could mine. A community of open-source developers continued development of the Telegram Open Network using its codebase, architecture, and documentation, subsequently updating its testnet to mainnet and rebranding it as TON, and used the open-source code as the basis for Toncoin.

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In 2025, the SEC dismissed its civil enforcement actions against several major crypto asset trading platforms, including Coinbase, Kraken, and Binance. While these dismissals may signal a shift in regulatory approach or enforcement priorities, and although the SEC in July 2025, supported by the current presidential administration, unveiled “Project Crypto”, an SEC initiative to develop a flexible regulatory framework to accommodate cryptocurrencies and blockchain-based trading, there remains significant uncertainty regarding the application of federal securities laws to crypto assets, including Toncoin. Future regulatory actions, changes in interpretation or administrations, or new legislation could adversely affect our ability to hold, acquire, or utilize Toncoin and other crypto assets, and could materially impact our business, financial condition, and results of operations.

Furthermore, these types of activities are subject to heightened regulatory scrutiny, and future changes in laws or regulations could restrict our ability to engage in such strategies or impact our ability to recover assets in the event of a counterparty default. If we are unable to recover our Toncoin or funds from a counterparty, or if regulatory changes adversely affect our ability to generate income from our Toncoin holdings, our business, financial condition, and results of operations could be materially and adversely affected.

It is not possible to predict whether, or when, new laws will be enacted that change the legal framework governing digital assets or provide additional authorities to the SEC or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional laws or authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function, the willingness of financial and other institutions to continue to provide services to the digital assets industry, or how any new laws or regulations, or changes to existing laws or regulations, might impact the value of digital assets generally and Toncoin specifically. The consequences of any new law or regulation relating to digital assets and digital asset activities could adversely affect the market price of Toncoin, as well as our ability to hold or transact in Toncoin, and in turn adversely affect the market price of our Common Stock.

Moreover, the risks of engaging in a TON Treasury Strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the digital assets industry in general, and the use and acceptance of Toncoin in particular, may also impact the price of Toncoin and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of Toncoin may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to Toncoin, institutional demand for Toncoin as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for Toncoin as a store of value or means of payment, and the availability and popularity of alternatives to Toncoin. Certain other digital assets are better-known and have more liquidity than Toncoin. Even if growth in Toncoin adoption occurs in the near or medium-term, there is no assurance that Toncoin usage will continue to grow over the long-term.

Because Toncoin has no physical existence beyond the record of transactions on TON blockchain, a variety of technical factors related to TON blockchain could also impact the price of Toncoin. For example, malicious attacks by certain network participants, inadequate fees to incentivize validating of transactions, hard “forks” of TON blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of TON blockchain and negatively affect the price of Toncoin. The liquidity of Toncoin may also be reduced and damage to the public perception of Toncoin may occur, if financial institutions were to deny or limit banking services to businesses that hold Toncoin, provide Toncoin-related services or accept Toncoin as payment, which could also decrease the price of Toncoin. Actions by U.S. banking regulators, such as the issuance in February 2023 by federal banking agencies of the “Interagency Liquidity Risk Statement,” which cautioned banks on contagion risks posed by providing services to digital assets customers, and similar actions, have in the past resulted in or contributed to reductions in access to banking services for Toncoin-related customers and service providers, or the willingness of traditional financial institution to participate in markets for digital assets. Though this statement was withdrawn in April 2025, indicating a shift towards a more permissive stance on cryptoasset activities for financial institutions. there is no guarantee that federal banking agencies in the future will maintain this approach. The liquidity of Toncoin may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for Toncoin and other digital assets.

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The availability of spot ETPs for digital assets may adversely affect the market price of our Common Stock.

Given the relative novelty of digital assets, general lack of familiarity with the processes needed to hold digital assets directly, as well as the potential reluctance of financial planners and advisers to recommend direct digital asset holdings to their retail customers because of the manner in which such holdings are custodied, some investors have sought exposure to digital assets, particularly Bitcoin, through investment vehicles that hold digital assets and issue shares representing fractional undivided interests in their underlying digital asset holdings. These vehicles, which were previously offered only to “accredited investors” on a private placement basis, have in the past traded at substantial premiums to net asset value, possibly due to the relative scarcity of traditional investment vehicles providing investment exposure to the underlying digital asset.

On January 10, 2024, the SEC approved the listing and trading of spot bitcoin ETPs, the shares of which can be sold in public offerings and are traded on U.S. national securities exchanges. Additionally, on May 23, 2024, the SEC approved rule changes permitting the listing and trading of spot ETPs that invest in ether, the main crypto asset supporting the Ethereum blockchain. The approved spot ETPs commenced trading directly to the public on July 23, 2024. Furthermore, on July 29, 2025, the SEC approved orders that permit in-kind creations and redemptions for crypto asset ETPs, aligning the regulatory treatment of digital asset ETPs with established practices for traditional commodity-based ETPs. The SEC has not, to date, but may in the future approve, a spot Toncoin ETP. The listing and trading of spot ETPs for ether offers investors another alternative to gain exposure to digital assets, which could result in a decline in the trading price of Toncoin as well as a decline in the value of our Common Stock relative to the value of our Toncoin.

Although we are an operating company, and we believe we offer a different value proposition than a spot ETP, investors may nevertheless view our Common Stock as an alternative to an investment in an ETP and choose to purchase shares of a spot digital asset ETP instead of our Common Stock. They may do so for a variety of reasons, including if they believe that ETPs (including any future SEC-approved Toncoin Spot ETP) offer a “pure play” exposure to particular digital assets that is generally not subject to federal income tax at the entity level as we are, or the other risk factors applicable to an operating business, such as ours. Additionally, unlike spot ETPs, we (i) do not seek for our shares of Common Stock to track the value of the underlying digital asset we hold before payment of expenses and liabilities, (ii) do not benefit from various exemptions and relief under the Securities Exchange Act of 1934, as amended, including Regulation M, and other securities laws, which enable ETPs to continuously align the value of their shares to the price of the underlying assets they hold through share creation and redemption, (iii) are a corporation rather than a statutory trust, and do not operate pursuant to a trust agreement that would require us to pursue one or more stated investment objectives, and (iv) are not required to provide daily transparency as to our Toncoin holdings or our daily net asset value. Furthermore, recommendations by broker-dealers to buy, hold, or sell complex products and non-traditional ETPs, or an investment strategy involving such products, may be subject to additional or heightened scrutiny that would not be applicable to broker-dealers making recommendations with respect to our Common Stock. Based on how we are viewed in the market relative to ETPs and other vehicles that offer economic exposure to digital assets, such as any future SEC-approved spot ETP that invests in Toncoin, futures exchanged-traded funds, leverage futures ETFs, and equivalent vehicles on international exchanges, including ETPs for Toncoin, any premium or discount in our Common Stock relative to the value of our Toncoin holdings may increase or decrease in different market conditions.

As a result of the foregoing factors, availability of spot ETPs for Toncoin or other digital assets could have a material adverse effect on the market price of our Common Stock.

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Our TON Treasury Strategy will subject us to enhanced regulatory oversight.

There has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, commit or facilitate fraud schemes, fund criminal or terrorist activities, or circumvent sanctions regimes. While we have implemented or intend to implement and maintain policies and procedures reasonably designed to promote compliance with applicable anti-money laundering and sanctions laws and regulations and take care to only acquire our Toncoin through entities subject to anti-money laundering regulation and related compliance rules in the United States, if we are found to have purchased any of our Toncoin from bad actors that have used Toncoin to launder money or persons subject to sanctions, we may be subject to regulatory proceedings and any further transactions or dealings in Toncoin by us may be restricted or prohibited.

We may incur indebtedness or enter into other financial instruments in the future that may be collateralized by the Toncoin we acquire. We may also consider pursuing strategies to create income streams or otherwise generate funds using our Toncoin holdings. These types of Toncoin-related transactions are the subject of enhanced regulatory oversight. These and any other Toncoin-related transactions we may enter into, beyond simply acquiring and holding Toncoin, may subject us to additional regulatory compliance requirements and scrutiny, including under federal and state money services regulations, money transmitter licensing requirements and various commodity and securities laws and regulations.

Increased enforcement activity and changes in the regulatory environment, including changing interpretations and the implementation of new or varying regulatory requirements by the government or any new legislation affecting digital assets, as well as enforcement actions involving or impacting our trading venues, counterparties and custodians, may impose significant costs or significantly limit our ability to hold and transact in Toncoin.

In addition, private actors that are wary of Toncoin or the regulatory concerns associated with Toncoin may take actions, including but not limited to litigation, that may have an adverse effect on our business or the market price of our Common Stock.

Toncoin trading venues may experience greater fraud, security failures, or regulatory or operational problems than trading venues for more established asset classes.

Toncoin trading venues are relatively new and, in many cases, unregulated. Furthermore, there are Toncoin trading venues that do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in Toncoin trading venues, including exchanges that handle a significant volume of Toncoin trading and/or are subject to regulatory oversight, in the event one or more Toncoin trading venues cease or pause for a prolonged period the trading of Toncoin or other digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

The SEC has brought recent actions against individuals and digital asset market participants alleging that such persons artificially increased trading volumes in certain digital assets through wash trades, or repeated buying and selling of the same assets in fictitious transactions to manipulate their underlying trading price. Any actual or perceived wash trading in the Toncoin market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of Toncoin. Negative perception, a lack of stability in the broader Toncoin markets and the closure, temporary shutdown or operational disruption of Toncoin trading venues, institutional investors, custodians, or other major participants in the TON ecosystem, due to fraud, business failure, cybersecurity events, government-mandated regulation, bankruptcy, or for any other reason, may result in a decline in confidence in Toncoin and the broader TON ecosystem, and greater volatility in the price of Toncoin. As we expect the price of our Common Stock to be affected by the value of our Toncoin holdings, the failure of a major participant in the TON ecosystem could have a material adverse effect on the market price of our Common Stock.

The concentration of Toncoin holdings may heighten the risks inherent in the Company’s TON Treasury Strategy.

We have and intend to purchase Toncoin and increase our overall holdings of Toncoin in the future. The intended concentration of our Toncoin holdings limits the risk mitigation that we could achieve if we were to purchase a more diversified portfolio of treasury assets, and the absence of diversification enhances the risks inherent in our TON Treasury Strategy. Significant declines, like the declines experienced in prior years, in the price of Toncoin could have a more pronounced impact on our financial condition than if we used our cash to purchase a more diverse portfolio of assets.

S-17

If we or our third-party service providers experience a cybersecurity incident or unauthorized parties obtain access to its TON assets, or if a user or other party commits a market-related exploit, the Company may lose some or all of its TON assets and its financial condition and results of operations could be materially adversely affected.

Substantially all of the Toncoin we will acquire will be held in custody accounts at Blockchain.com, a non-U.S. entity. We may in the future use other accounts at other institutions. Cybersecurity incidents are of particular concern with respect to our Toncoin. Toncoin and other blockchain-based cryptocurrencies and the entities that provide services to participants in the TON ecosystem have been, and may in the future be, subject to cybersecurity incidents or other malicious activities. For example, state actors and hacker groups have successfully exploited cryptocurrencies’ underlying code and infiltrated digital asset custodians.

A successful cybersecurity incident could result in:

●	a partial or total loss of our Toncoin in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our Toncoin;

●	an impact to the cost and availability of cyber insurance for us;

●	harm to our reputation and brand;

●	improper disclosure of data and violations of applicable data privacy and other laws; or

●	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived cybersecurity incident directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader TON ecosystem or in the use of TON to conduct financial transactions, which could negatively impact us.

Attacks on systems across a variety of industries, including industries related to Toncoin, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors, criminal hackers, hacktivists, and insiders. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving (including the use of artificial intelligence and other emerging technologies), may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners, and may be heightened in the event we determine to transact bilaterally. We may be required to expend additional resources to continue to enhance our cybersecurity measures or to investigate and remediate any cybersecurity vulnerabilities.

We and our third-party service providers may experience cybersecurity incidents due to human error, malfeasance, insider threats, system errors or vulnerabilities, or other irregularities. In particular, unauthorized parties have attempted, and we expect that they will continue to attempt, to gain access to our systems, as well as the systems and facilities of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Advanced cyberattacks can be multi-staged, unfold over time, and utilize a range of attack vectors with military-grade cyber weapons and proven techniques, such as spear phishing and social engineering, leaving organizations and users at high risk of being compromised. Any such access, disclosure, or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, a disruption of our operations, damage to our reputation, a loss of confidence in our business, early termination of our contracts and other business losses, indemnification of our customers, liability for stolen assets or information, increased cybersecurity protection and insurance costs, financial penalties, litigation, regulatory investigations and other significant liabilities, any of which could materially harm our business any of which could adversely affect our business, revenues, and competitive position.

S-18

In addition, certain types of attacks are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative or corrective measures. Further, there has been an increase in such activities due to the increase in remote workers. The risk of cyberattacks could also be increased by cyberwarfare in connection with geopolitical conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future cybersecurity incident of our operations or those of others in the broader digital assets industry, including third-party services on which we rely, could materially and adversely affect our business.

We will face risks relating to the custody of Toncoin it acquires, including the loss or destruction of private keys required to access its Toncoin and cyberattacks or other data loss relating to its Toncoin.

We may use third-party exchanges, such as Kraken, or brokerage firms, such as Cumberland or Galaxy, which we believe to be reputable, to purchase Toncoin for our treasury to the extent Toncoin is available on such exchanges. As part of our process in determining transactions with third-party exchanges, we will search for reputable exchanges that have industry standard policies and procedures in place regarding data security and customer diligence related to anti-money laundering (“AML”), Office of Foreign Assets Control and know-your client (“KYC”) rules and regulations. If any of these third-party exchanges no longer meet our standards or if there is a decrease in reputable third-party exchanges, we may need to find additional counterparties and enter into additional agreements that could be on less favorable terms, which could have a material adverse effect on our business, financial condition or the results of our operations.

In addition, as noted above, substantially all of the Toncoin we will acquire will be initially held in custody accounts at Blockchain.com, a non-U.S. entity. Accordingly, we will depend on the Blockchain.com to maintain industry standard policies and procedures and to implement satisfactory internal controls. Blockchain.com is not subject to U.S. state or federal laws or regulations, or regulated by U.S. governing bodies. If Blockchain.com fails to maintain industry standard policies surrounding custodianship, our business, financial condition or the results of our operations may be materially adversely affected.

Absent federal regulations, there is the possibility that Toncoin may be classified as a “security.” Any classification of Toncoin as a “security” would subject us to additional regulation and could materially impact the operation of our business and potentially cause us to dispose of a substantial majority of the Toncoin we hold.

None of the SEC or any other U.S. federal or state regulator has publicly stated whether they agree that Toncoin is a “security,” or taken a regulatory or legal position to that effect. Despite the Executive Order titled “Strengthening American Leadership in Digital Financial Technology”, which includes as an objective “protecting and promoting the ability of individual citizens and private sector entities alike to access and to maintain self-custody of digital assets,” Toncoin has not yet been classified with respect to U.S. federal securities laws. Therefore, while we believe that Toncoin is not a “security” within the meaning of the U.S. federal securities laws, and that registration of the Company or our treasury under the Investment Company Act of 1940, as amended (the “ICA”), is therefore not required, we acknowledge that a regulatory body or federal court may determine otherwise in the future. If this occurs, even if our beliefs were reasonable under the circumstances, we could become subject to the requirement to register as an investment company under the ICA which could be impractical. If that were the case, we could be required to sell a substantial majority of our Toncoin.

As part of our ongoing review of applicable securities laws, we consider a number of factors, including the various definitions of “security” under such laws and federal court decisions interpreting the elements of these definitions, such as the U.S. Supreme Court’s decisions in the Howey and Reves cases. We also consider court rulings, reports, orders, press releases, public statements, and speeches by the SEC Commissioners and SEC Staff providing guidance on when a digital asset or a transaction to which a digital asset may relate may be a security for purposes of U.S. federal securities laws. Our position that Toncoin is not a “security” is premised, among other reasons, on our conclusion that Toncoin does not meet elements of the Howey test. We caution, however, that, as discussed above, in 2018, a district court enjoined Telegram’s distribution of Grams. In its ruling, the court ruled that the series of understandings, transactions, and undertakings between Telegram and initial purchasers of interests (in the form of promissory notes) in unissued and incomplete “Grams”, were investment contracts and, therefore, securities.

S-19

We acknowledge, however, that the SEC, a federal court or another relevant entity could take a different view with regard to the classification of Toncoin in the future. The application of securities laws to the specific facts and circumstances of digital assets is complex and subject to interpretations by the SEC and the courts. Our conclusion, even if reasonable under the circumstances, would not preclude legal or regulatory action based on a finding that Toncoin, or any other digital asset we might hold, is a “security.” Therefore, we are at risk of enforcement proceedings against us, which could result in potential injunctions, cease-and-desist orders, fines and penalties if Toncoin or components of TON blockchain was determined to be a security by a regulatory body or a court. Such developments could subject us to fines, penalties and other damages, adversely affect our business, results of operations, financial condition, treasury operations and prospects, and potentially require us to dispose of a substantial majority of the Toncoin or other digital assets that we hold.

Furthermore, state regulators may conclude that the digital assets we hold are securities under state laws, requiring us to comply with state-specific securities regulations. States like California have stricter definitions of “investment contracts” than the SEC, increasing the risk of additional regulatory scrutiny.

Any additional regulatory implications of a determination that Toncoin is a security could adversely affect the market price of Toncoin and in turn adversely affect the market price of our Common Stock.

If we were deemed to be an investment company under the ICA, applicable restrictions likely would make it impractical for us to continue segments of our business as currently contemplated

Under Sections 3(a)(1)(A) and (C) of the ICA, a company generally will be deemed to be an “investment company” if (i) it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities or (ii) it engages or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities, cash items, and interests in qualifying majority owned subsidiaries ) on an unconsolidated basis. Rule 3a-1 promulgated under the ICA (“Rule 3a-1”) generally provides that notwithstanding the test described in clause (ii) in the previous sentence, an entity will not be deemed to be an “investment company” for purposes of the ICA if no more than 45% of the value of its assets (as computed under Rule 3a-1) consists of, and no more than 45% of its net income after taxes (for the last four fiscal quarters combined) is derived from, securities other than U.S. government securities, securities issued by qualifying employees’ securities companies, securities issued by qualifying majority owned subsidiaries of such entity, and securities issued by qualifying companies that are controlled primarily by such entity.

We do not believe that we are an “investment company” as such term is defined in either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the ICA because we believe Toncoin is not an investment security under the ICA. This belief is derived from our belief that Toncoin is not a security under general securities laws, as described above. With respect to Section 3(a)(1)(A), we do not hold ourselves out as being engaged primarily or propose to engage primarily in the business of investing, reinvesting, or trading in securities within the meaning of such section. With respect to Section 3(a)(1)(C), we believe we satisfy the elements of Rule 3a-1 and therefore should be deemed not to be an investment company under, and we intend to conduct our operations such that we will not be deemed an investment company under, Section 3(a)(1)(C).

Toncoin and other digital assets, as well as new business models and transactions enabled by blockchain technologies, present novel interpretive questions under the ICA. There is a risk that assets or arrangements that we have concluded are not securities could be deemed to be securities by the SEC or a federal court for purposes of the ICA, which would increase the percentage of investment securities held by us for ICA purposes. We understand that the SEC has requested information from a number of participants in the digital assets’ ecosystem, regarding the potential application of the ICA to their businesses. For example, in an action unrelated to us, in February 2022, the SEC issued a cease-and-desist order under the ICA to BlockFi, in which the SEC alleged that BlockFi was operating as an unregistered investment company because it issued securities and also held more than 40% of its total assets, as computed under the ICA, in investment securities, including the loans of digital assets made by BlockFi to institutional borrowers.

S-20

If we were to be deemed an investment company in the future, restrictions imposed by the ICA, including limitations on our ability to issue different classes of stock, including senior securities, leverage limitations, diversification requirements, custody requirements and broad restrictions on transactions with affiliated persons and their affiliates, likely would make it impractical for us to continue our business model as contemplated, could require us to dispose of a substantial majority of the Toncoin or other digital assets our subsidiary owned, and could have a material adverse effect on our business, results of operations, financial condition, and prospects.

A disruption of the Internet may affect the operation of the cryptocurrency networks, which may adversely affect the cryptocurrency industry and an investment in the Company.

The cryptocurrency networks rely on the Internet. A significant disruption of Internet connectivity could disrupt the cryptocurrency networks’ functionality until such disruption is resolved. A disruption in the Internet could adversely affect an investment in the Company. In particular, some variants of cryptocurrencies have experienced a number of denial-of-service attacks, which have led to temporary delays in block creation and cryptocurrency transfers.

Cryptocurrencies are also susceptible to border gateway protocol hijacking (“BGP hijacking”). Such an attack can be a very effective way for an attacker to intercept traffic en route to a legitimate destination. BGP hijacking impacts the way different nodes and network participants are connected to one another to isolate portions of them from the remainder of the network, which could lead to a risk of the network allowing double-spending and other security issues. If BGP hijacking occurs on any cryptocurrency network, participants may lose faith in the security of cryptocurrency, which could affect cryptocurrency’s value and consequently the value of the Common Stock.

Any Internet failures or Internet connectivity-related attacks that impact the ability to transfer cryptocurrency could have a material adverse effect on the price of cryptocurrency and the value of an investment in the Company.

Toncoin is created and transmitted through TON. If TON is disrupted or encounters any unanticipated difficulties, the value of Toncoin could be negatively impacted.

If TON is disrupted or encounters any unanticipated difficulties, then the processing of transactions on TON may be disrupted, which in turn may prevent us from depositing or withdrawing Toncoin from our accounts with our custodian or otherwise effecting Toncoin transactions. Such disruptions could include, for example: the price volatility of Toncoin; the insolvency, business failure, interruption, default, failure to perform, security breach, or other problems of participants, custodians, or others; the closing of Toncoin trading platforms due to fraud, failures, security breaches or otherwise; or network outages or congestion, power outages, or other problems or disruptions affecting TON.

In addition, digital asset validating operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for validating operations. Additionally, validators may be forced to cease operations during an electricity shortage or power outage.

Our TON Treasury Strategy exposes us to risk of non-performance by counterparties.

Our TON Treasury Strategy exposes us to the risk of non-performance by counterparties, whether contractual or otherwise. We are exposed to counterparty risk primarily through transacting bilaterally with individual counterparties from which we may purchase Toncoin and through custodian performance obligations under custody agreements. Risk of non-performance includes inability or refusal of a counterparty to perform because of a deterioration in the counterparty’s financial condition and liquidity or for any other reason. For example, our execution partners, custodians, or other counterparties might fail to perform in accordance with the terms of our agreements with them, which could result in a loss of Toncoin, a loss of the opportunity to generate funds, or other losses.

A series of relatively recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, including the filings for bankruptcy protection by Three Arrows Capital, Celsius Network, Voyager Digital, FTX Trading and Genesis Global Capital, among others, and the filing and subsequent settlement of a civil fraud lawsuit by the New York Attorney General against Genesis Global Capital, its parent company Digital Currency Group, Inc., and former partner Gemini Trust Company have highlighted the perceived and actual counterparty risk applicable to digital asset ownership and trading. Legal precedent created in these bankruptcy and other proceedings may increase the risk of future rulings adverse to our interests in the event one or more of our custodians becomes a debtor in a bankruptcy case or is the subject of other liquidation, insolvency or similar proceedings.

While our custodians are subject to regulatory regimes intended to protect customers in the event of a custodial bankruptcy, receivership or similar insolvency proceeding, no assurance can be provided that our custodially-held Toncoin will not become part of the custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings. Additionally, if we pursue any strategies to create income streams or otherwise generate funds using our Toncoin holdings, we would become subject to additional counterparty risks. Any significant non-performance by counterparties, including in particular the custodians with which we may custody substantially all of our Toncoin, could have a material adverse effect on our business, prospects, financial condition, and operating results.

We intend to use a portion of the net proceeds from this offering to purchase Toncoin, the price of which has been, and will likely continue to be, highly volatile.

We intend to use a portion of the net proceeds from this offering to purchase Toncoin. The price of Toncoin has historically been, and is expected to continue to be, highly volatile and subject to significant fluctuations over short periods of time. As a result, the value of our Toncoin holdings could decrease substantially after we purchase it, which could have a material adverse effect on our financial condition and results of operations. Factors contributing to Toncoin’s volatility include, but are not limited to, changes in market sentiment, regulatory developments, technological advancements, security breaches, and macroeconomic trends. There can be no assurance that the value of Toncoin will not decline or that we will be able to liquidate our Toncoin holdings at favorable prices, if at all. Consequently, investors in this offering may be exposed to the risk of significant losses due to the unpredictable nature of Toncoin’s price movements.

S-21

USE OF PROCEEDS

We may issue and sell from time to time shares of our Common Stock having an aggregate gross sales price of up to $1,000,000,000. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares of our Common Stock under or fully utilize the Sales Agreement with the Agents as a source of financing.

We may use the net proceeds, if any, from the sale of our Common Stock offered by this prospectus, if any, for general corporate purposes, including, among other things:

●	pursuit of the TON Treasury Strategy;

●	working capital;

●	funding of acquisitions of businesses, assets or technologies;

●	capital expenditures;

●	investment in existing and future projects; and/or

●	repurchases of Common Stock.

We have not determined the specific amount of the net proceeds to be used for such purposes. As a result, our management will retain broad discretion over the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this prospectus. Net proceeds may be temporarily invested prior to use.

S-22

DILUTION

If you purchase shares of our Common Stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our Common Stock and the net tangible book value per share of our Common Stock after this offering. As of June 30, 2025, our pro forma net tangible book value was $542.8 million, or $8.97 per share of Common Stock.

The pro forma net tangible book as of June 30, 2025 includes the following:

●	the actual unaudited tangible book value on our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with SEC on August 6, 2025; and

●	the impact of the 57,425,254 shares of our Common Stock issued in the PIPE that closed on August 7, 2025.

We calculate the pro forma net tangible book value per share by dividing our net pro forma tangible assets (total tangible assets less total liabilities) by the number of shares of our Common Stock issued (pro forma as adjusted reflecting the transaction above) and outstanding as of June 30, 2025.

After giving effect to the sale by us of our Common Stock in the aggregate amount of $1 billion in this offering at an assumed offering price of $19.76 per share, which was the last reported sale price of our Common Stock on the Nasdaq Capital Market on August 7, 2025, and after deducting estimated commissions and estimated offering expenses payable by us, our adjusted net tangible book value as of June 30, 2025 would have been approximately $1.5 billion, or $13.61 per share of Common Stock. This amount represents an immediate increase in net tangible book value of $4.64 per share of our Common Stock to existing stockholders and an immediate dilution of $6.15 per share of our Common Stock to purchasers in this offering. The following table illustrates the dilution:

Assumed public offering price per share of our Common Stock	$19.76
Pro forma net tangible book value per share of our Common Stock as of June 30, 2025	$8.97
Increase in net tangible pro forma book per share of our Common Stock attributable to new investors	$4.64
As adjusted net tangible book value per share of our Common Stock, after giving effect to this offering	$13.61
Dilution per share of our Common Stock to new investors purchasing our Common Stock in this offering	$6.15

The table above assumes, for illustrative purposes, that an aggregate of 50,607,288 shares of our Common Stock are sold at a price of $19.76 per share, which was the last reported sale price of our Common Stock on the Nasdaq Capital Market on August 7, 2025, for aggregate gross proceeds of $1 billion. The shares of our Common Stock sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares of our Common Stock are sold from the assumed offering price of $19.76 per share shown in the table above, assuming all of the shares of our Common Stock in the aggregate amount of $1 billion during the term of the Sales Agreement are sold at that price, would increase our as adjusted net tangible book value per share of our Common Stock after the offering by $0.44 per share and would increase the dilution in net tangible book value per share of our Common Stock to new investors by $0.56 per share, after deducting estimated commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $19.76 per share shown in the table above, assuming all of the shares of our Common Stock in the aggregate amount of $1 billion during the term of the Sales Agreement are sold at that price, would decrease our as adjusted net tangible book value per share of our Common Stock after the offering by $0.45 per share and would decrease the dilution in net tangible book value per share of our Common Stock to new investors by $0.55 per share, after deducting estimated commissions and estimated aggregate offering expenses payable by us. The number of shares of our Common Stock expected to be outstanding immediately after this offering included in the table above is based on 111,146,158 shares of our Common Stock.

This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares of our Common Stock sold in this offering.

To the extent that other shares of our Common Stock are issued, investors purchasing shares of our Common Stock in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to our stockholders.

S-23

PLAN OF DISTRIBUTION

We entered into the Sales Agreement with the Agents on August 8, 2025. Under the terms of the Sales Agreement, we may offer and sell shares of our Common Stock having an aggregate gross sales price of up to $1,000,000,000 from time to time through Cantor, acting as the principal and/or the sole designated sales agent. A copy of the Sales Agreement is filed as Exhibit 1.2 to this prospectus and incorporated by reference herein.

Upon delivery of a placement notice to Cantor and subject to the terms and conditions of the Sales Agreement, Cantor may sell shares of our Common Stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Cantor not to sell shares of our Common Stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor may suspend the offering of shares of our Common Stock upon notice and subject to other conditions.

We will pay the Agents commissions, in cash, for their services in acting as agents in the sale of our Common Stock. The Agents will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share issued by us and sold pursuant to the Sales Agreement. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Agents for certain specified fees and documented expenses, including the reasonable and documented out-of-pocket fees and disbursements of each of the co-counsels to the Agents in an amount not to exceed (a) $125,000 in connection with the execution of the Sales Agreement, (b) $25,000 per calendar quarter thereafter payable in connection with each representation date with respect to which the Company is obligated to deliver a certificate pursuant to the terms of the Sales Agreement, and (c) $50,000 for each program “refresh” (filing of a new registration statement, prospectus or prospectus supplement relating to the shares of Common Stock and/or an amendment of the Sales Agreement) executed pursuant to the Sales Agreement. We estimate that the total expenses for the offering, excluding compensation and reimbursement payable to the Agents pursuant to the terms of the Sales Agreement, will be approximately $500,000.

Settlement for sales of our Common Stock will occur on the business day immediately following the date on which any sales are made, or on such other date that is agreed upon by us and Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Common Stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the shares of Common Stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the potential future sales of Common Stock on our behalf, each Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to each Agent and specified other persons against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act.

We will report at least quarterly the number of our shares of Common Stock sold under the Sales Agreement and the net proceeds to us in connection with such sales of our Common Stock.

The offering of our Common Stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and the Agents may each terminate the Sales Agreement at any time upon ten days’ prior notice.

The Agents and their respective affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agents will not engage in any market-making activities involving our shares of Common Stock while the offering is ongoing under this prospectus.

This prospectus may be made available in electronic format on a website maintained by each of the Agents, and each of the Agents may distribute this prospectus electronically.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Hogan Lovells LLP. Certain Nevada law matters will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP. The Agents are being represented in connection with this offering by DLA Piper LLP (US).

EXPERTS

The financial statements for the fiscal years ended December 31, 2024 and 2023 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of Grassi & Co., CPAs P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Grassi & Co., CPAs P.C. is located at 50 Jericho Quadrangle, Jericho, NY 11753.

S-24

$1,000,000,000

Common Stock

Prospectus

Cantor

Cohen & Company Capital Markets

August 8, 2025

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by us in connection with the issuance and distribution of securities being registered hereby.

Amount to be Paid
SEC Registration Fee	$153,100
Transfer Agent and Trustee Fees and Expenses	*
Printing	*
Legal Fees and Expenses	*
Rating Agency Fees	*
Accounting Fees and Expenses	*
Miscellaneous	*
TOTAL	$153,100

†	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933 and are not estimable at this time.

*	These fees and expenses are calculated based on the amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

We are a Nevada corporation and generally governed by Chapter 78 and other applicable provisions of Title 7 of the Nevada Revised Statutes (“NRS”).

NRS 78.138 provides that, unless the corporation’s articles of incorporation provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless the statutory presumption that such director or officer has acted in good faith, on an informed basis and with a view to the interests of the corporation has been rebutted, and it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of law. Our articles of incorporation, as amended (the “Articles of Incorporation”) provide that no director or officer shall have personal liability to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, but nothing in such provisions shall eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or (b) payment of distributions in violation of NRS 78.300.

NRS 78.7502(1) provides that a corporation may indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise or as a manager of a limited liability company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person is not liable pursuant to NRS 78.138 or if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

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NRS 78.7502(2) permits a corporation to indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification pursuant to NRS 78.7502 may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS 78.751(1) provides that a corporation shall indemnify any person who is a director, officer, employee or agent of the corporation, against expenses actually and reasonably incurred by the person in connection with defending an action (including, without limitation, attorney’s fees), to the extent that the person is successful on the merits or otherwise in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, or any claim, issue or matter in such action.

NRS 78.752 provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. We have obtained insurance policies insuring our directors and officers against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

The foregoing discussion of indemnification pursuant to the NRS merely summarizes certain aspects of indemnification provisions and is limited by reference to the above discussed sections of the NRS.

In addition, the Articles of Incorporation provide that we shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any threatened or actual action or proceeding, whether civil, criminal, administrative or investigative, as a result of the fact that they are or were a director of the Registrant or are or were serving as a director, officer, employee or agent of another entity at our request against judgments, fines, costs, settlement amounts and similar costs and expenses, liability and loss reasonably incurred or suffered by them in connection with such service. The Articles of Incorporation also permit us to advance to any such person the funds necessary for payment of expenses incurred in connection with defending any proceeding from which such person is indemnified by the corporation, in advance of the final disposition of such proceeding, provided that we have received an undertaking to repay such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that such person is not entitled to be indemnified therefor. Our Amended and Restated Bylaws (the “Bylaws”) require that we indemnify any present or former officer or director against expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with a threatened, pending or completed action, suit or other similar proceeding in a covered capacity, which generally means in connection with the indemnitee’s service on behalf of the Registrant. The Bylaws further provide that we must advance expenses incurred, or reasonably expected to be incurred, within three (3) months of any proceeding to which the indemnitee was or is a party or is otherwise involved by reason of the fact that he or she was serving or acting in a covered capacity. An indemnitee is entitled to advances, to the fullest extent permitted by applicable law, solely upon the execution and delivery to us of an undertaking providing that the indemnitee agrees to repay the advance to the extent it is ultimately determined that he or she was not entitled to be indemnified by us under the provisions of the Bylaws, the Articles of Incorporation, or an agreement between us and the indemnitee.

In addition, we have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments and fines incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits.

A list of exhibits filed with this registration statement is contained in the exhibits index, which is incorporated by reference.

Exhibit Number	Description of Documents
1.1*	Form of Underwriting Agreement
1.2	Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co. and Cohen & Company Capital Markets.
3.1	Articles of Incorporation as filed with the Secretary of State of the State of Nevada on November 27, 2012 (incorporated by reference to Form S-1 filed with the SEC on April 8, 2013).
3.2	Amended and Restated Bylaws of Verb Technology Company, Inc. (incorporated by reference to Form 8-K filed with the SEC on November 1, 2019).
3.3	Articles of Merger as filed with the Secretary of State of the State of Nevada on October 6, 2014 (incorporated by reference to Form 8-K filed with the SEC on October 22, 2014).
3.4	Articles of Merger as filed with the Secretary of State of the State of Nevada on April 4, 2017 (incorporated by reference to Form 8-K filed with the SEC on April 24, 2017).
3.5	Certificate of Correction as filed with the Secretary of State of the State of Nevada on April 17, 2017 (incorporated by reference to Form 8-K filed with the SEC on April 24, 2017).
3.6	Certificate of Change as filed with the Secretary of State of the State of Nevada on February 1, 2019 (incorporated by reference to Form 10-K filed with the SEC on February 7, 2019).
3.7	Articles of Merger as filed with the Secretary of State of the State of Nevada on January 31, 2019 (incorporated by reference to Form 10-K filed with the SEC on February 7, 2019).
3.8	Certificate of Correction as filed with the Secretary of State of the State of Nevada on February 22, 2019 (incorporated by reference to Form S-1/A filed with the SEC on March 14, 2019).
3.9	Certificate of Withdrawal of Designation of the Series A Convertible Preferred Stock (incorporated by reference to Form 8-K filed with the SEC on August 8, 2025)
3.10	Certificate of Withdrawal of Designation of the Series B Preferred Stock (incorporated by reference to Form 8-K filed with the SEC on August 8, 2025)
3.11	Certificate of Withdrawal of Designation of the Series C Preferred Stock (incorporated by reference to Form 8-K filed with the SEC on August 8, 2025)
3.12	Certificate of Withdrawal of Designation of the Series D Preferred Stock (incorporated by reference to Form 8-K filed with the SEC on August 8, 2025)
4.1	Form of Indenture.
4.2*	Form of Certificate of Designation.
4.3*	Form of Warrant Agreement.
4.4*	Form of Warrant.
4.5*	Form of Rights Agent Agreement.
4.6*	Form of Purchase Contract.
4.7*	Form of Unit Agreement.
5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP.
5.2	Opinion of Hogan Lovells US LLP.
23.1	Consent of Grassi & Co., CPAs, P.C.
23.2	Consent of Brownstein Hyatt Farber Schreck, LLP (contained in Exhibit 5.1).
23.3	Consent of Hogan Lovells US LLP (contained in Exhibit 5.2).
24.1	Powers of Attorney (included on the signature page of Registration Statement).
25.1**	Form T-1 Statement of Eligibility of Trustee to act as trustee under the Indenture.
107	Filing Fee Table.

*	To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein in connection with an offering of the offered securities.

**	To be filed, if applicable, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and the applicable rules thereunder.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Verb Technology Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on August 8, 2025.

VERB TECHNOLOGY COMPANY, INC.

By:	/s/ Veronika Kapustina
Name:	Veronika Kapustina
Title:	Chief Executive Officer
(Principal Executive Officer)

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Veronika Kapustina and Sarah Olsen, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on August 8, 2025.

/s/ Veronika Kapustina	Chief Executive Officer
Veronika Kapustina	(Principal Executive Officer)

/s/ Sarah Olsen	Chief Financial Officer and Chief Operating Officer
Sarah Olsen	(Principal Financial and Accounting Officer)

/s/ Manuel Stotz	Executive Chairman
Manuel Stotz

/s/ Nicolas Cary	Director
Nicolas Cary

/s/ Rory J. Cutaia	Director
Rory J. Cutaia

/s/ Tucker Highfield	Director
Tucker Highfield

/s/ Evan Sohn	Director
Evan Sohn

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